UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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WELLS-GARDNER ELECTRONICS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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9500 West 55th Street, Suite A
McCook, Illinois 60525-3605

March 23, 2007

To Our Shareholders:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Wells-Gardner Electronics Corporation which will be held at the corporate offices of the Company, 9500 West 55th Street, Suite A, McCook, Illinois on Tuesday, April 24, 2007, at 2:00 P.M. Central Daylight Savings Time. All holders of common shares of the Company as of the close of business on March 9, 2007, are entitled to vote at the Annual Meeting.

Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the meeting and shareholders will have an opportunity to ask questions. After the meeting, members of senior management will remain to answer any additional questions you may have.

We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, you are urged to complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

Sincerely,

Anthony Spier
Chairman of the Board, President
and Chief Executive Officer

WELLS-GARDNER ELECTRONICS CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS APRIL 24, 2007
WELLS-GARDNER ELECTRONICS CORPORATION PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TUESDAY, APRIL 24, 2007
ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE NOMINATING COMMITTEE
PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
OTHER BUSINESS
ADVANCE INDEMNIFICATION PAYMENTS
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
GRANT OF PLAN BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE
OPTION EXERCISES AND STOCK VESTED TABLE
PENSION BENEFITS TABLE
NONQUALIFIED DEFERRED COMPENSATION TABLE
DIRECTOR COMPENSATION TABLE
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
CERTAIN TRANSACTIONS WITH MANAGEMENT
SECURITIES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS OF SECURITY HOLDERS
NOTICE OF BUSINESS TO BE CONDUCTED AT A SPECIAL OR ANNUAL MEETING
DOCUMENTS INCORPORATED BY REFERENCE

WELLS-GARDNER ELECTRONICS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - APRIL 24, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Wells-Gardner Electronics Corporation will be held on Tuesday, April 24, 2007, at 2:00 P.M., Central Daylight Savings Time, at the corporate offices of the Company, 9500 West 55th Street, Suite A, McCook, Illinois, for the following purposes:

1.	To elect four Directors;

2.
To consider and vote upon a proposal to ratify the appointment of Blackman Kallick Bartelstein LLP, as independent certified public accountants of the Company for the fiscal year ending December 31, 2007;

3.	To act upon any other business which may properly be brought before the meeting.

The close of business on March 9, 2007, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

James F Brace
Corporate Secretary

WELLS-GARDNER ELECTRONICS CORPORATION
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TUESDAY, APRIL 24, 2007

This Proxy Statement is being sent by the Company on or about March 23, 2007, to all holders of common shares, $1.00 par value (“Common Stock”), the only class of stock outstanding, of Wells-Gardner Electronics Corporation, 9500 West 55th Street, Suite A, McCook, Illinois (the “Company”), entitled to vote at the Annual Meeting of Shareholders on Tuesday, April 24, 2007 and any adjournment or postponement thereof (the “Meeting”), in order to furnish information relating to the business to be transacted. The foregoing address is the address for the principal executive officers of the Company.

Voting Procedures

Shareholders of record at the close of business on March 9, 2007, are entitled to vote at the Meeting. As of that date, there were approximately 9,325,000 shares of Common Stock outstanding. Shareholders are entitled to one vote per share owned on the record date, and with respect to the election of Directors, shareholders have cumulative voting rights. Under cumulative voting, each shareholder is entitled to a number of votes equal to the number of Directors to be elected multi-plied by the number of shares owned by such shareholder, and such shareholder may cast such votes for one nominee or distribute them in any manner among any number of nominees.

A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

You may revoke your proxy at any time before it is actually voted at the Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the Meeting and withdrawing the proxy. You may also be represented by another person present at the Meeting by executing a proxy designating such person to act on your behalf. Each unrevoked proxy card properly executed and received prior to the close of the Meeting will be voted as indicated.

Unless otherwise indicated on the proxy card, votes represented by all properly executed proxies will be distributed equally among the nominees for Director named herein, except that if additional persons are nominated, the proxies will have discretionary authority to cumulate votes among the nominees named herein. The withholding of authority to vote for any individual nominee or nominees will permit the proxies to distribute the withheld votes in their discretion among the remaining nominees. In addition, where specific instructions are not indicated, the proxy will be voted FOR the ratification of appointment of the selection of Blackman Kallick Bartelstein LLP, as independent certified public accountants for the fiscal year ending December 31, 2007.

Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares represented at the Meeting and entitled to vote is required for the election of Directors and the affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote is required for the ratification of appointment of Blackman Kallick Bartelstein LLP and for any other matters which may be submitted for consideration. Abstentions are included in the determination of the number of shares present for purposes of determining if a quorum is present. Shares represented by proxies which are marked “abstain” or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Broker “non-votes” will be treated as not represented at the Meeting as to matters for which a non-vote is indicated on the broker’s proxy and will not affect the determination of the outcome of the vote on any proposal to be decided at the Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

The cost of soliciting proxies will be borne by the Company. The Company will solicit shareholders by mail, through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company also may use the services of its Officers, Directors, and others to solicit proxies, personally or by telephone, without additional compensation.

A copy of the 2006 Annual Report to Shareholders, which includes the consolidated financial statements of the Company for 2006, will be mailed to the shareholders on or about March 23, 2007.

ELECTION OF DIRECTORS

The bylaws of the Company, as amended, provide that the number of Directors of the Company shall be from four to seven, as fixed from time to time by the Board of Directors. The size of the Board is cur-rently set at four members and the Nominating Committee nominated these members to stand for re-election. Shareholders are entitled to cumulative voting in the election of Directors. See “Voting Procedures” herein. Persons elected as Directors will hold office until the next Annual Meeting or until their successors are duly elected and qualified, or until their earlier death or resignation. The Nominating Committee has inquired of each nominee and has ascertained that each will serve if elected. In the event that any of these nominees should become unavailable for election, the Nominating Committee may designate substitute nominees, in which event the shares represented by the proxy cards returned will be voted for such substitute nominees unless an instruction to the contrary is indicated on the proxy card.

Information Concerning Nominees
The following persons have been selected by the Nominating Committee to stand for election to the Company’s Board of Directors:

ANTHONY SPIER	Director since April 1990
Anthony Spier, age 63, has been Chairman of the Board, President and Chief Executive Officer since April 1994. Before joining the Company, Mr. Spier was President of Bruning Corporation, a manufacturer of drafting equipment and supplies, from 1989 to 1994. Prior thereto, he was Vice President of AM International, and President of the International Division of AM International.

MERLE H. BANTA	Director since March 2005
Merle H. Banta, age 74, has been Chairman of the Board and Chief Executive Officer of BHH Management, Inc., a holding company for various consumer product companies since 1993, a company he co-founded. Mr. Banta was previously a director of the following public companies: AM International (1982-1993), The Leisure Group, Inc. (1984-1994), Mark Controls Corporation (1968-1993), and The Stanley Works (1984-1994). Following Mr. Banta’s tenure as Chairman and Chief Executive of The Leisure Group, Inc., it went private and was renamed BHH Management, Inc. Mr. Banta is the Chairman of the Nominating Committee and a member of the Audit and Compensation Committees.

MARSHALL L. BURMAN	Director since August 1998
Marshall L. Burman, age 77, is of Counsel to Wildman, Harrold, Allen & Dixon, a Chicago based law firm. Prior to 1992, Mr. Burman was Managing Partner of Arvey, Hodes, Costello & Burman. Mr. Burman is the former Chairman of the Illinois State Board of Investments. He is Chairman of the Compensation Committee and a member of the Audit and Nominating Committees.

FRANK R. MARTIN	Director since August 1997
Frank R. Martin, age 60, is Attorney and Principal of the law firm Righeimer, Martin and Cinquino, P.C. Mr. Martin has been associated with that firm since 1974. He is Chairman of the Audit Committee and a member of the Compensation and Nominating Committees.

The shares represented by the proxy cards returned will be voted FOR the election of these nominees, as specified under “Voting Procedures” herein, unless specified otherwise.

Executive Officers
Mr. Spier serves as the Company’s President and Chief Executive Officer. Mr. Spier has served as Chief Executive Officer of the Company for more than five years. The term of Mr. Spier’s employment as an officer ends on December 31, 2008, and is subject to an employment agreement.

James F. Brace, age 61, serves as Vice President, Secretary, Treasurer and Chief Financial Officer of the Company. Mr. Brace has served as the Chief Financial Officer since June 2005. Mr. Brace is not subject to an employment agreement and his term as an officer is at-will. Previously he was Chief Information Officer of United Components, Inc., an automotive aftermarket parts manufacturer, from August 2004 to June 2005, an independent management consultant from 2003 to July 2004, and Executive Vice President and CFO of Knowles Electronics, a hearing aid transducer manufacturer, from 2000 to 2002.

Committees of the Board of Directors
The Board of Directors has standing Audit, Compensation and Nominating Committees.

Audit Committee
The Audit Committee is comprised of Frank R. Martin (Chairman), Merle H. Banta and Marshall L. Burman. Under currently applicable rules of the American Stock Exchange, all members are independent and Merle H. Banta is considered the financial expert of the Committee. The Audit Committee met four times during 2006, twice in conjunction with a board meeting and twice as separate meetings. The Committee has a charter, referred to as the “Audit Committee Charter” posted on the Investor Relations section of the Company’s website (www.wellsgardner.com). See “Report of the Audit Committee” herein.

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, and has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant’s independence. Based upon the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s annual report.

Compensation Committee
The Compensation Committee is comprised of Marshall L. Burman (Chairman), Merle H. Banta and Frank R. Martin. Under currently applicable rules of the American Stock Exchange, all members are independent. The Compensation Committee met twice during 2006. The Compensation Committee administers the Company's Amended and Restated Incentive Stock Plan and the Executive Stock Award Plan. The Compensation Committee also makes recommendations to the Board with respect to the com-pensation paid to the Chief Executive Officer and other Executive Officers. The Committee has a charter, referred to as the “Compensation Committee Charter” posted on the Investor Relations section of the

Company’s website (www.wellsgardner.com). See “Report of Board of Directors on Compensation” and “Report of the Compensation Committee” herein.

Nominating Committee
The Nominating Committee is comprised of Merle H. Banta (Chairman), Marshall L. Burman and Frank R. Martin. Under currently applicable rules of the American Stock Exchange, all members are independent. The Nominating Committee, in conjunction with Board meetings, met twice during 2006. The duties of the Nominating Committee include proposing a slate of Directors for election by the shareholders at each Annual Meeting and proposing candidates to fill vacancies on the Board. The Committee has a charter, referred to as the “Corporate Governance Guidelines” posted on the Investor Relations section of the Company’s website (www.wellsgardner.com), which includes the process the Committee considers when evaluating nominees for directorships. When appropriate, the Nominating Committee will conduct research to identify suitable candidates for Board membership, and seeks individuals who could be expected to make a substantial contribution to the Company. It will consider candidates proposed by shareholders. Candidates for the Board should be considered able and willing to represent the interests of all shareholders and not those of a special interest group and will be subject to certain gaming regulations. Any shareholder wishing to propose a candidate for consideration should forward the candidate's name and a detailed background of the candidate's qualifica-tions to the Secretary of the Company.

Shareholder Communication with the Board of Directors
Shareholders and other parties interested in communicating directly with the Board of Directors or a particular Director may send written communications to Wells-Gardner Electronics Corporation, 9500 West 55th Street, Suite A, McCook, Illinois 60525-3605, Attention: Corporate Secretary. The mailing envelope may contain a clear notation indicating that the enclosed correspondence is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All shareholder correspondence will be reviewed by the Secretary and then forwarded directly to the Board, or to the specified director, as appropriate.

REPORT OF THE AUDIT COMMITTEE

The Committee held four meetings during 2006. The meetings were designed to facilitate and encourage communication between the Committee and Blackman Kallick Bartelstein LLP, the Company’s independent public accountants, outside the presence of management. During these meetings, the Committee reviewed and discussed the audited financial statements with management and Blackman Kallick Bartelstein LLP. The Audit Committee recommended to the Board of Directors that the audited financial statements be included in Wells-Gardner’s Annual Report on Form 10-K.

The discussions with Blackman Kallick Bartelstein LLP also included the matters required by Statement on Auditing Standards No. 61 and Statement on Auditing Standards No. 90. The Audit Committee received written disclosures and the letter regarding the accountants’ independence as required by Independence Standards Board Standard No. 1 and under the Sarbanes-Oxley Act of 2002. This information was discussed with Blackman Kallick Bartelstein LLP representatives.

AUDIT COMMITTEE
Frank R. Martin (Chairman)
Merle H. Banta
Marshall L. Burman

REPORT OF THE COMPENSATION COMMITTEE

The Committee met twice during 2006. In early 2007, the Compensation Committee met and reviewed the Compensation Discussion and Analysis section with management. The Committee also conferred with the Director of Human Resources and outside legal counsel regarding compensation matters.

The Compensation Committee has set the CEO salary for 2007 and has approved the other officer’s salaries consistent with the Compensation Discussion and Analysis guidelines. The Compensation Committee has discussed and approved the stock awards for all officers consistent with the Compensation Discussion and Analysis guidelines.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, contained hereinafter, with management. Based upon the review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy.

COMPENSATION COMMITTEE
Marshall L. Burman (Chairman)
Merle H. Banta
Frank R. Martin

REPORT OF THE NOMINATING COMMITTEE

The Committee met twice during 2006. The Nominating Committee evaluates the competency of each director before being elected and investigates to insure that all nominees, other than management nominees, are independent.

The Committee has verified that all Directors, other than Mr. Spier, are independent as defined by the rules of the AMEX and SEC guidelines.
The Nominating Committee also insures that the directors to be nominated for reelection each year have indicated a desire to continue to serve.

NOMINATING COMMITTEE
Merle H. Banta (Chairman)
Marshall L. Burman
Frank R. Martin

PROPOSAL FOR RATIFICATION OF APPOINTMENT
OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Audit Committee of the Company has appointed the firm of Blackman Kallick Bartelstein LLP, to serve as independent certified public accountants of the Company for the fiscal year ending December 31, 2007. Although shareholder ratification is not required, the Board of Directors believes that the shareholders should be afforded the opportunity to ratify the appointment and has directed that such appointment be submitted to the shareholders of the Company for ratification at the Meeting. If the shareholders do not ratify the appointment of Blackman Kallick Bartelstein LLP, the Audit Committee may reconsider the appointment.

A representative of Blackman Kallick Bartelstein LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires and will be available to answer appropriate questions.

Fees charged or to be charged by Blackman Kallick Bartelstein LLP, the Company’s independent accountant for the 2006 and 2005 fiscal years ended for audit and tax services are as follows:

Fiscal Year 2006
Audit Fees	$134,700
Tax Fees	$25,000
Audit Related Fees	$6,149

Fiscal Year 2005
Audit Fees	$128,977
Tax Fees	$22,404
Audit Related Fees	$25,676

With respect to tax services, the Audit Committee has determined that such services are compatible with maintaining the independent accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF BLACKMAN KALLICK BARTELSTEIN LLP, AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

OTHER BUSINESS

The Company is not aware of any business to be acted upon at the Meeting other than that which is described in this Proxy Statement. The enclosed proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, to take action with respect to any other matter that may properly be brought before the Meeting. In the event that other business calling for a vote of the shareholders is properly presented at the Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

ADVANCE INDEMNIFICATION PAYMENTS

The Company indemnified Mr. Spier pursuant to the bylaws of the Company and an Indemnification and Reimbursement Agreement entered into as of August 3, 2006 in connection with a counterclaim made by Tovis Co., Ltd. and Tovis USA on June 26, 2006 that named Mr. Spier as a third-party defendant. The counterclaim was made in response to a lawsuit filed by the Company captioned Wells-Gardner Electronics Corp. v. Tovis Co., Ltd. and Tovis USA, No. 2:06-cv-00539-RCJ-GWF, in the United States District Court for the District of Nevada on May 1, 2006, alleging Tovis Co., Ltd. and Tovis USA violated federal antitrust laws, the Nevada Unfair Trade Practices Act and common law duties to the Company. The Company reimbursed Mr. Spier [$5,141.49 or $6,640.25] for legal fees associated with the above case.

COMPENSATION DISCUSSION AND ANALYSIS

General Overview
The Compensation Committee of the Board of Directors of Wells Gardner is responsible for the Company’s executive compensation strategies, structure, policies and programs. The Company’s business is historically extremely competitive. Therefore, the ability to attract, motivate, and retain superior talent is critical to its success. The Wells Gardner compensation philosophy is meant to achieve that goal and reward achievement of sustained, measurable results and behaviors that exemplify the Company’s values.

Base Salary
Base salary is generally designed at attracting the necessary talent. In general, the objective is to be competitive to the salary range for similar positions in peer group companies. Not only does this allow us to draw upon a larger applicant pool, but it also compensates for a number of limitations contained within the Company’s compensation structure as described below. For example, the Company does not offer executives the following compensation benefits that executives of most companies have come to expect:
•
Pension Plan - Many companies provide executives with a pension plan. There is no form of pension other than a matching contribution of 50% to a maximum of 6% of compensation invested in a 401K plan, which has a federally mandated cap.

•	Deferred Compensation Plan - Most companies provide executives with a deferred compensation plan. Wells-Gardner has no type of deferred compensation for its executives.
•
Benefit package - Most executives receive more benefits than the other employees of their company. However, the Company, in an effort to maintain company-wide solidarity, provides the same general benefits, such as health plans and vacation schedules for every employee of the Company. A few restricted benefits such as car allowances and additional life insurance are open to a wider group of managers as well as to officers. Only the President has a further limited range of extended benefits such as additional car allowance, and provision for association dues and some restricted compensation for tax services.

Salary Increases
All officers are reviewed annually for performance. There is also an annual base salary review. Salary reviews are strongly based on performance goals of the individual as well as the financial goals of the Company. The Compensation Committee of the Board of Directors reviews all proposed officer base salary increases before presentation to the Board for approval. By its charter, the Compensation Committee must be composed of solely outside, independent members. The charter also specifies the manner for reviewing and approving salary changes.

For the CEO, the Compensation Committee reviews and approves corporate goals and objectives relevant to the CEO’s compensation, including leadership, business acument and adherence to corporate governance. This is carried out at the beginning of each fiscal year. At the end of the year, the Compensation Committee evaluates and reviews the performance of the CEO, based on the objectives established.

For other officers, the Compensation Committee will review the recommendations presented by the CEO. Performance, both personal and company wide, are critical factors. Salary ranges, total compensation, special circumstances due to changes in the competitive market are also taken into consideration.

In 2006, with the exception of three officers not including the CEO, there were no salary increases. In addition, there were no bonuses paid in 2006.

Incentive Programs
Incentive programs are designed to motivate and retain high performing talent with short, medium and long term direct financial incentives and to ensure executives have a continuing stake in the long term success of the Company. There are two principal programs, each with slightly different objectives.

•    Annual Bonus Program. This program focuses strongly on short-term, specifically financial performance, of the entire Company. It is designed to reflect market conditions and intended to motivate by providing bonus opportunities based on the achievement of measurable goals. Participants include Company executives. The CEO proposes measurable financial goals for the Company as a whole based on the Company’s annual plan as the middle target. These goals include minimum performance thresholds required to earn any incentive compensation with maximum targets as well, and are consistent with the Company’s annual plan. The range parallels the annual plan as approved by the Board. The program then provides for awards by starting at a 5% bonus of annual compensation for meeting the minimum threshold performance to 30% for meeting the maximum threshold performance. No bonus is paid if the minimum threshold performance standards are not met. Payout of earned bonuses may be adjusted downward due to individual performance ratings as determined by the CEO. The annual bonus plan is presented at the beginning of each year to the Compensation Committee for submission for final approval by the Board.

•
Stock Award Program. The Stock Award Program is designed to ensure that executives have a continuing stake in the long term success of the Company and to thereby encourage executives to enhance the value of the Company’s stock. The Stock Award Program is also designed to create individual retention incentives, through a vesting schedule over a five year period. Grants are generally made annually. Unvested shares are forfeited if an executive is no longer employed by the Company, other than due to retirement or disability. Since this program is based on equity, it is designed at increasing stock value and at increasing officer long-term incentive for the future of the Company and aligns executive and shareholder interests.

Annually the Compensation Committee decides on a number of shares to be awarded to executives. Grants are valued as of the date of approval by the Committee, and are vested over a five year period, 40% after two years and 100% after five years. The plan is administered by the Compensation Committee.

Contracts
In general, the company does not provide employment contracts. This is in keeping with the general philosophy that performance must be the measure of reward. Officers, as well as all other persons, are “at will” employees. The only exception is the CEO who has a contract with a December 31, 2008 expiration date. Please see the section below entitled “2006 Potential Payments Upon Termination or Change in Control Table” for a more detailed explanation of Mr. Spier’s employment agreement.

Summary
The Compensation Committee is guided by the principle that the Company’s total compensation program must be competitive for the marketplace, support the overall strategy and objectives of the Company, and must provide significant rewards for outstanding financial performance while establishing clear consequences for under-performance. The Incentive Programs take into account the Company’s overall performance, as well as specific business objectives. Annual bonus and long-term awards take into account not only objective financial goals, but also individual performance goals and behaviors that reinforce the core values of the Company.

2006 SUMMARY COMPENSATION TABLE

Set forth on the following table is each component of compensation paid during 2006 to the Chief Executive Officer and the Chief Financial Officer, who qualify as the only highly compensation executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony Spier	2006	362,502	0	28,397	0	0	0	36,418	427,317
Chairman of the Board,
President &
Chief Executive Officer

James F. Brace	2006	214,422	0	8,480	0	0	0	11,372	234,274
Vice President, Secretary,
Treasurer & Chief Financial Officer

a)
All Other Compensation for Mr. Spier includes $21,996 automobile allowance, $7,500 company match 401K contribution, $2,772 insurance premiums, $1,190 of stock options expense and $2,960 other personal benefits.

b)	All Other Compensation for Mr. Brace includes $9,000 automobile allowance and $2,376 insurance premiums.

2006 GRANT OF PLAN BASED AWARDS TABLE

Set forth on the following table is each component of stock awards granted during 2006 to the Chief Executive Officer and the Chief Financial Officer.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anthony Spier	02/10/2006							10,000	0	2.30	23,000

James F. Brace	02/10/2006							5,000	0	2.30	11,500

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Set forth on the following table are the outstanding equity at December 31, 2006 for the Chief Executive Officer and the Chief Financial Officer.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Option (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Anthony Spier	9,015	0	0	1.92	2/11/2012	0	0	0	0
	0	0	0	0	n/a	31,735	112,342	0	0

James F. Brace	0	0	0	0	n/a	13,650	48,321	0	0

2006 OPTION EXERCISES AND STOCK VESTED TABLE

Set forth on the following table are the option and stock awards that vested during 2006 for the Chief Executive Officer and the Chief Financial Officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Numbers of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Anthony Spier	0	0	15,315	51,458

James F. Brace	0	0	0	0

PENSION BENEFITS TABLE

The Company does not have a pension plan.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The Company does not have any deferred compensation plans.

2006 DIRECTOR COMPENSATION TABLE

Set forth on the following table is each component of compensation paid to each Director during 2006 that was not a member of management.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Merle Banta	36,000	0	0	0	0	0	36,000

Marshall Burman	36,000	0	0	0	0	0	36,000

Frank Martin	36,000	0	0	0	0	0	36,000

Employee Directors do not receive additional compensation for serving on the Board of Directors. Each non-employee Director receives a $2,000 monthly retainer, $1,500 for each Board meeting attended and $1,000 for each Committee meeting attended ($750 if telephonic). All fees are paid in cash on a quarterly basis. The Nonemployee Director Stock Plan which provided that annual stock option awards could be made to Directors was terminated on February 22, 2007. During 2006, the Board of Directors met six times and all Directors attended 100 percent of the Board meetings. All directors attended the 2006 Annual Meeting.

2006 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

The Company has one management contract that requires payments upon termination or change of control. This contract is with Mr. Spier, the CEO. The essential financial terms and conditions of his contract as if it took effect at December 31, 2006 are as shown in the table below.

		Before Change in Control	After Change in Control
Name	Benefit	Termination w/o Cause or for Good Reason	Termination w/o Cause or for Good Reason	Voluntary Termination	Death	Disability	Change in Control
Anthony Spier	Severence Pay		795,460				795,460
	Stock Option Vesting		14,604				14,604
	Restricted Stock Vesting		112,342				112,342
	Tax Gross Up		575,581				575,581
	Legal Fees
	Health Insurance		20,000				20,000
	Total		1,517,988				1,517,988

Mr. Spier is employed under a contract originally entered into in connection with his joining the Company and being elected as Chairman of the Board, President and Chief Executive Officer of the Company in April, 1994. Mr. Spier’s contract has been amended to expire December 31, 2008. The

Compensation Committee evaluated his performance based upon written objectives and performance thereof, industry comparisons as well as other factors. As a result, Mr. Spier received no increase in base salary for 2006 and a restricted stock award of 10,000 shares of the Company. Mr. Spier may terminate the contract in the event of a “change in control” of the Company. If, upon a “change of control” of the Company, Mr. Spier terminates the contract and does not, within five days of termination, enter into a new contract with a term of at least two years with the Company or the Company's successor, the contract provides that Mr. Spier is entitled to a lump sum payment in an amount equal to the greater of the compensation Mr. Spier would have been entitled to but for such termination during the remaining term of the agreement or twice his total compensation from the Company for the 12 calendar months preceding termination. In addition, in case of a “change of control,” the contract provides for payment of the value of any unvested stock options or stock awards, and a payment to offset any excise tax liability (pursuant to Section 4999 of the Internal Revenue Code) incurred.

CERTAIN TRANSACTIONS WITH MANAGEMENT

None.

SECURITIES BENEFICIALLY OWNED BY
PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Set forth in the following table are the beneficial holdings on February 28, 2007, of each person known by the Company to own beneficially more than five percent of its outstanding common stock, Directors, the Chief Executive Officer, the Chief Financial Officer and all Executive Officers and Directors as a group.

	Shares Beneficially Owned	% of Class
Anthony S. Spier (a) (b)	348,795	3.74%
James F. Brace (a) (b)	41,750	0.45%
Frank R. Martin (a) (c)	63,463	0.68%
Marshall L. Burman	56,610	0.61%
Merle Banta	7,991	0.09%
Executive Officers and Directors as a group (5 persons)	518,609	5.57%

(a)
The amounts shown include the following shares that may be acquired within 60 days of February 15, 2006 pursuant to outstanding stock options: Mr. Spier, 9,015 shares, and the Executive Officers and Directors as a group, 9,015 shares.

(b)
The amounts shown include the following restricted share grants that have been awarded pursuant to the stock awards plan: Mr. Spier, 37,325 shares and Mr. Brace, 18,650 shares, and the Executive Officers as a group, 55,975 shares.

(c)	The amounts shown include shares owned by Mr. Martin’s wife of 1,473 shares

The business address for all of the Executive Officers and Directors is 9500 West 55th Street, Suite A, McCook, Illinois 60525-3605.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company's Directors, its Executive Officers, and any person holding more than ten percent of the Company's Common Stock are required to report their ownership of Common Stock and specified changes in that ownership to the SEC and to the American Stock Exchange on which the Common Stock is listed. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that all of these filing requirements were satisfied, except as reported below, by its Directors and Executive Officers and ten percent stockholders during 2006.

Frank Martin filed one late Form 4 during the fiscal year. On March 20, 2006, Mr. Martin reported one transaction that was not reported on a timely basis of 600 common shares granted to him by the Company on September 1, 1998.

Anthony Spier filed one late Form 4 during the fiscal year. On March 12, 2006, Mr. Spier reported two transactions that were not reported on a timely basis of a 10,000 restricted stock awards granted to him by the Company on February 10, 2006 and 15,315 restricted stock awards granted to him by the Company on November 13, 2001.

James Brace filed one late Form 4 during the fiscal year. On March 12, 2006, Mr. Brace reported one transaction that was not reported on a timely basis of 5,000 restricted stock awards granted to him by the Company on February 10, 2006.

PROPOSALS OF SECURITY HOLDERS

Pursuant to the proxy solicitation regulations of the SEC, any shareholder proposal intended to be presented at the 2008 Annual Meeting of Shareholders (the “2008 Meeting”) must be received at the Company's corporate offices by not later than November 16, 2007, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Notice of any shareholder proposal submitted outside the processes of Rule 14a-8 shall be considered untimely if not received by the Company prior to February 1, 2008. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy any shareholder proposal, which does not meet the requirements of the SEC in effect at that time. The Company form of proxy for the 2008 Meeting will confer discretionary authority upon the persons named as proxies to vote on any untimely stockholder proposals.

NOTICE OF BUSINESS TO BE CONDUCTED AT A SPECIAL OR ANNUAL MEETING

The bylaws of the Company set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. The bylaws of the Company provide an advance notice procedure for a shareholder to properly bring notice to the Secretary of the Company not less than twenty (20) days prior to such meeting. The advance notice by shareholders must include (i) a brief description of the business to be brought before the meeting, (ii) the name, business and residence address of the shareholder submitting the proposal, (iii) the principal occupation or employment of such shareholder, (iv) the number of shares of the Company which are beneficially owned by such shareholder, and (v) any material interest of the shareholder in such business. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at that time such proposal is received.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents are incorporated by reference into this proxy statement:

The Company’s Annual Report on Form 10-K for the year ended December 31, 2006

Any shareholder who desires a copy of any of the foregoing documents incorporated by reference herein shall be provided a copy, without charge, upon their written request addressed to the attention of James F. Brace, 9500 West 55th Street, Suite A, McCook, Illinois 60525-3605.

McCook, Illinois
March 23, 2007

{PROXY CARD}

Wells-Gardner Electronics Corporation
9500 West 55 th Street, Suite A
McCook, Illinois 60525-3605

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anthony Spier and James F. Brace and each of them, as Proxies, each with power of substitution, and hereby authorizes them to vote, as designated below, all common shares of Wells-Gardner Electronics Corporation held of record by the undersigned on March 9, 2007, at the Annual Meeting of Shareholders to be held at 2:00 p.m. on Tuesday, April 24, 2007 at the corporate offices of the Company and any adjournment or postponement thereof. All Proxies present at the meeting, and if only one is present, then that one, may exercise the power granted hereunder.

1.	ELECTION OF DIRECTORS
	☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote for all nominees listed below (except as marked to the contrary below)

Anthony Spier, Merle H. Banta, Marshall L. Burman, and Frank R. Martin

If additional persons are nominated, the named Proxies may cumulate the votes represented by this proxy in their discretion among the above named nominees. The withholding of authority to vote for any individual nominee or nominees will permit the Proxies to distribute the withheld votes among the remaining nominees. (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below).

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. To consider and vote upon a proposal to ratify the appointment of Blackman Kallick Bartelstein, LLP, as independent certified public accountants of the Company for the fiscal year ending December 31, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL LISTED DIRECTORS AND FOR PROPOSAL 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED	, 2007

Signature

Signature if held jointly

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.